Exhibit 99.1

Insulet Reports Fourth Quarter and Full Year 2025 Results

Fourth Quarter 2025 Revenue Increase of 31% (29% Constant Currency1) and
Full Year 2025 Revenue Increase of 31% Year-Over-Year (30% Constant Currency)
Represents 10th Consecutive Year of 20% or More Constant Currency Revenue Growth

ACTON, Mass. - February 18, 2026 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced financial results for the three months and full year ended December 31, 2025.

Fourth Quarter Financial Highlights:

•Revenue of $783.8 million, up 31.2%, or 29.0% in constant currency, and exceeded the high end of the Company’s guidance range of 25% to 28% in constant currency
◦Total Omnipod revenue of $781.8 million, rose 33.5%, or 31.3% in constant currency
◦U.S. revenue of $567.8 million, increased 28.0%
◦International revenue of $214.0 million, increased 50.7%, or 41.7% in constant currency
◦Drug Delivery revenue totaled $2.0 million
•Gross margin of 72.5%, up 40 basis points over prior year
•Operating income of $146.3 million, or 18.7% of revenue, up 40 basis points over prior year
•Adjusted operating income1 of $146.2 million, or 18.7% of revenue, up 30 basis points over prior year
•Net income of $101.6 million, or $1.44 per diluted share, compared with $100.7 million, or $1.39 per diluted share, in the prior year
•Adjusted net income1 of $109.2 million, or $1.55 per diluted share, increased 31.6% and 34.8%, respectively, compared with $83.0 million or $1.15 per diluted share, in the prior year

Full Year Financial Highlights:

•Revenue of $2.7 billion, increased 30.7%, or 29.5% in constant currency, and exceeded the high end of the Company’s guidance range of 28% to 29% at constant currency rates
◦Total Omnipod revenue of $2.7 billion, rose 31.6%, or 30.3% in constant currency
◦U.S. revenue of $1.9 billion, grew 27.2%
◦International revenue of $754.3 million, advanced 44.1%, or 39.3% in constant currency
◦Drug Delivery revenue totaled $34.1 million
•Gross margin of 71.6%, up 180 basis points over prior year
•Operating income of $473.8 million, or 17.5% of revenue, up 260 basis points over prior year
•Adjusted operating income of $476.1 million, or 17.6% of revenue, up 270 basis points over prior year
•Net income of $247.1 million, or $3.48 per diluted share, compared with $418.3 million, or $5.78 per diluted share, in the prior year
•Adjusted net income of $354.4 million, or $4.97 per diluted share, increased 53.8% and 53.4%, respectively, compared with $230.5 million or $3.24 per diluted share, in the prior year
•Operating cash flow of $569.3 million, compared with $430.2 million in the prior year
•Free cash flow1 of $377.7 million, compared with $305.3 million in the prior year

1 See description of non-GAAP financial measures contained in this release.

Company Highlights:

•Ranked #1 in new customer starts in both the U.S. and Europe in 20252, achieving record new customer starts in Q4 and for the full year.
•Recognized as the #1 most requested and #1 most prescribed AID system in the U.S. in 20253,4, reflecting strong patient and prescriber preference.
•Continued global expansion with the launch of Omnipod 5 in nine new markets in 2025, contributing to sustained growth outside the U.S.
•Achieved a significant milestone of more than 600,000 estimated active Omnipod users globally5, reflecting continued adoption across U.S. and international markets.
•Received U.S. FDA clearance for significant Omnipod 5 algorithm enhancements, delivering greater customization, tighter glucose management, and the ability for users to remain in automated mode longer—further simplifying the Pod experience.
•Hosted our first Investor Day in nearly a decade, outlining multi-year strategic priorities, innovation roadmap and disciplined approach to long-term value creation.
•Expanded Omnipod 5 U.S. recycling program, diverting millions of Pods from landfills and creating a more sustainable future.

Received approval from the Board of Directors for a $350 million increase in our share repurchase authorization. The Company expects to fund these repurchases with existing cash and plans to allocate approximately $300 million toward repurchases in the first quarter of 2026. This expanded authorization reflects Insulet’s strong balance sheet, financial flexibility, and disciplined approach to capital deployment, and reinforces our commitment to delivering long‑term value for shareholders.

“We ended the year with another excellent quarter, demonstrating the power of our business model, the strength of our technology, and the disciplined execution of our team,” said Ashley McEvoy, President and CEO. “Our performance shows that Insulet continues to lead with innovation, scale, and customer trust — and that our competitive position has never been stronger. As we move into 2026, we are confident in our ability to grow the global AID market, expand adoption across type 1 and type 2 diabetes, and deliver on the strategic and financial commitments we have laid out. Insulet has the talent, the technology, and the momentum to lead this category for the long term.”

2 Sources: Seagrove Partners Research, Global View December 2025, dQ&A EU H2 2025 Patient Voice p.62 H1 2025, n=398, H2 2025 n=425 and Insulet data on file as of Q4’25 earnings call on February 18, 2026
3 Omnipod 5 product specific; Source: dQ&A HCP AID Algorithm Study – May 2025. p.40 n=414
4 Omnipod 5 product specific; Sources: Definitive Health and Komodo Claims data as of November 2025, and Insulet data on file as of Q4’25 earnings call on February 18, 2026
5 Represents estimated global customer base as of December 31, 2025

2026 Outlook:

For the quarter ending March 31, 2026 and year ending December 31, 2026, the Company is providing the following guidance (revenue in constant currency):

	Q1 2026 Guidance	FY 2026 Guidance
U.S.	24% - 26%	20% - 22%
International	37% - 39%	24% -26%
Total Omnipod Products	28% - 30%	21% - 23%
Drug Delivery	~(80)%	~(50)%
Total	25% - 27%	20% - 22%

Adjusted Operating Margin[1]		~100 bps YoY expansion
Adjusted EPS Growth[1]		>25%

Conference Call:

Insulet will host a conference call at 8:00 a.m. (Eastern Time) on February 18, 2026, to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The live call may also be accessed by dialing (888) 770-7129 for domestic callers or (929) 203-2109 for international callers, passcode 5904836.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod® 5 Automated Insulin Delivery System, integrates with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be controlled by a compatible personal smartphone or by the Omnipod Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, visit: insulet.com or omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.
•Adjusted operating income, adjusted operating income as a percentage of revenue, adjusted net income, and adjusted diluted earnings per share exclude the impact of certain significant transactions or events, such as legal settlements, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable.
•Adjusted EBITDA, which represents net income plus net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and other significant transactions or events, such as legal settlements, gains (losses) on investments and loss on extinguishment of debt, which affect the period-to-period comparability of the Company’s performance, as applicable, and adjusted EBITDA as a percentage of revenue.
•Free cash flow, defined as net cash provided by operating activities less capital expenditures, represents the cash that the Company has available to pursue opportunities that management believes enhances shareholder value.

Insulet presents the above non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s performance, and the Company believes they are helpful to investors and other interested parties as measures of comparative performance from period to period. They also are commonly used measures in determining business value, and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials, and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to international regulatory, commercial and logistics business risk, including any expansion of tariffs; our dependence on a principal product platform; the impact of competitive products, technological change and product innovation; our ability to maintain an effective sales force and expand our distribution network; our ability to maintain and grow our customer base; our ability to scale the business to support revenue growth; our ability to secure and retain adequate coverage or reimbursement from third-party payors; the impact of healthcare reform laws; our ability to design, develop, manufacture and commercialize future products; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of endorsements by diabetes associations or other organizations that are unfavorable; our ability to protect our intellectual property and other proprietary rights; potential conflicts with the intellectual property of third parties; our inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current product and/or commercialize future products; worldwide macroeconomic and geopolitical uncertainty, as well as risks associated with any future pandemic, including supply chain disruptions; the potential violation of anti-bribery/anti-corruption laws; the concentration of manufacturing operations and storage of inventory in a limited number of locations; the regulatory requirements and overall complexity in manufacturing our product and challenges associated with starting new manufacturing lines; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers; challenges to the future development of our non-insulin drug delivery product line; our failure or that of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations or other manufacturing difficulties; extensive government regulation applicable to medical devices, as well as complex and evolving privacy, data protection and artificial intelligence laws; adverse regulatory or legal actions relating to current or future Omnipod products; potential adverse impacts resulting from a recall, or discovery of serious safety issues, or product liability lawsuits relating to off-label use; breaches or failures of the Company’s product or information technology systems, including by cyberattack; our ability to maintain the privacy and security of Company and third-party information; our ability to attract, motivate, and retain key personnel; risks associated with potential future acquisitions or investments in new businesses; our ability to raise additional funds on acceptable terms or at all; restrictions imposed by our Credit Agreement; the volatility of the trading price of the Company’s common stock; and changes in tax laws or exposure to significant tax liabilities.

For a further list and description of these and other important risks and uncertainties that may affect the Company’s future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which the Company may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q the Company has filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2026 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation. All rights reserved.

Investor Relations:

Clare Trachtman
Vice President, Investor Relations
ir@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
pr@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(in millions, except share and per share data)	2025	2024	2025	2024
Revenue	$783.8	$597.5	$2,708.1	$2,071.6
Cost of revenue	215.2	166.6	768.2	625.9
Gross profit	568.6	430.8	1,939.9	1,445.7
Research and development expenses	90.9	60.6	301.1	219.6
Selling, general and administrative expenses	331.4	260.9	1,165.0	917.2
Operating income	146.3	109.3	473.8	308.9
Interest (expense) income, net	(9.2)	1.7	(24.7)	(3.2)
Loss on extinguishment of debt	—	—	(123.9)	—
Other income (expense), net	3.1	0.3	14.3	(5.5)
Income before income taxes	140.2	111.3	339.5	300.2
Income tax expense (benefit)	38.5	10.6	(92.4)	118.1
Net income	$101.6	$100.7	$247.1	$418.3

Earnings per share:
Basic	$1.44	$1.44	$3.51	$5.97
Diluted	$1.44	$1.39	$3.48	$5.78
Weighted-average number of common shares outstanding (in thousands):
Basic	70,364	70,164	70,348	70,076
Diluted	70,667	74,079	71,886	73,891

RECONCILIATION OF DILUTED NET INCOME (UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(dollars in millions)	2025	2024	2025	2024
Net income	$101.6	$100.7	$247.1	$418.3
Add back interest expense, net of tax attributable to assumed conversion of convertible senior notes	—	2.2	3.0	9.1
Net income, diluted	$101.6	$102.9	$250.1	$427.4

Note: May not add or recalculate due to rounding.

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of December 31,
(in millions)	2025	2024
ASSETS
Cash and cash equivalents	$716.1	$953.4
Accounts receivable, net	516.9	365.5
Inventories	452.6	430.4
Prepaid expenses and other current assets	228.3	142.0
Total current assets	1,914.0	1,891.3
Property, plant and equipment, net	819.5	723.1
Other intangible assets, net	117.1	98.5
Goodwill	51.6	51.5
Other assets	288.2	323.3
Total assets	$3,190.4	$3,087.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$75.0	$19.8
Accrued expenses and other current liabilities	586.7	424.9
Current portion of long-term debt	18.4	83.8
Total current liabilities	680.1	528.4
Long-term debt, net	930.8	1,296.1
Other liabilities	64.4	51.7
Total liabilities	1,675.2	1,876.1
Stockholders’ equity	1,515.2	1,211.6
Total liabilities and stockholders’ equity	$3,190.4	$3,087.7

Note: May not add or recalculate due to rounding.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)
CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended December 31,
(in millions)	2025	2024	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S.	$567.8	$443.6	28.0%	—%	28.0%
International	214.0	142.1	50.7%	9.0%	41.7%
Total Omnipod Products	781.8	585.7	33.5%	2.2%	31.3%
Drug Delivery	2.0	11.8	(83.4)%	—%	(83.4)%
Total	$783.8	$597.5	31.2%	2.1%	29.0%

	Years Ended December 31,
(in millions)	2025	2024	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S.	$1,919.8	$1,509.3	27.2%	—%	27.2%
International	754.3	523.4	44.1%	4.8%	39.3%
Total Omnipod Products	2,674.0	2,032.7	31.6%	1.2%	30.3%
Drug Delivery	34.1	38.9	(12.3)%	—%	(12.3)%
Total	$2,708.1	$2,071.6	30.7%	1.2%	29.5%

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS CONTINUED (UNAUDITED)
ADJUSTED OPERATING INCOME, NET INCOME & DILUTED EPS

	Three Months Ended December 31, 2025
(dollars in millions, except per share data)	Operating Income	Percent of Revenue	Income before Income Taxes	Net Income(3)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rates
GAAP	$146.3	18.7%	$140.2	$101.6	$101.6	$1.44	27.5%
CFO transition costs(1)	(0.1)		(0.1)	(0.1)	(0.1)	—
Tax matters(2)	—		—	7.7	7.7	0.11
Non-GAAP	$146.2	18.7%	$140.1	$109.2	$109.2	$1.55	22.0%

	Year Ended December 31, 2025
(dollars in millions, except per share data)	Operating Income	Percent of Revenue	Income before Income Taxes	Net Income(3)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rates
GAAP	$473.8	17.5%	$339.5	$247.1	$250.1	$3.48	27.2%
CEO and CFO transition costs(4)	(2.4)		(2.4)	(2.7)	(2.7)	(0.04)
Loss on investments(5)	4.7		7.5	5.8	5.8	0.08
Loss on extinguishment of debt(6)	—		123.9	123.1	123.1	1.71
Gain on derivative asset(7)	—		(12.5)	(12.3)	(12.3)	(0.17)
Tax matters(2)	—		—	(6.5)	(6.5)	(0.09)
Non-GAAP	$476.1	17.6%	$456.0	$354.4	$357.4	$4.97	22.3%

(1) Relates to severance benefits associated with the departure of the Company's former Chief Financial Officer (CFO), net of her forfeiture of equity awards.
(2) Primarily represents consolidating effective tax rate adjustment related to non-GAAP items and excess tax benefits related to employee share-based compensation.
(3) The tax effect on non-GAAP adjustments is calculated based on applicable local statutory rates.
(4) Relates to the forfeiture of equity awards by the Company's former Chief Executive Officer (CEO) and CFO, net of severance benefits.
(5) Represents a provision for credit loss included in selling, general and administrative expenses related to a debt investment and an impairment included in other expense related to an equity investment.

(6) Relates to the repurchase of a portion of the Company's convertible debt.
(7) Represents the change in fair value of the derivative asset associated with the redemption of our convertible debt.

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS CONTINUED (UNAUDITED)
ADJUSTED NET INCOME & DILUTED EPS

	Three Months Ended December 31, 2024
(dollars in millions, except per share data)	Income before Income Taxes	Net Income(2)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rates
GAAP	$111.3	$100.7	$102.9	$1.39	9.6%
Tax Matters(1)	—	(17.7)	(17.7)	$(0.24)
Non-GAAP	$111.3	$83.0	$85.2	$1.15	25.4%

	Year Ended December 31, 2024
(dollars in millions, except per share data)	Income before Income Taxes	Net Income(2)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rates
GAAP	$300.2	$418.3	$427.4	$5.78	(39.3)%
Loss on investments(3)	3.8	2.9	2.9	$0.04
Tax Matters(1)	—	(190.8)	(190.8)	$(2.58)
Non-GAAP	$304.0	$230.5	$239.5	$3.24	24.2%

(1) Includes a tax benefit of $16.9 million and $182.5 million for the three months and year ended December 31, 2024, respectively, resulting from the release of the Company's income tax valuation allowance. Also includes a tax benefit of $0.8 million and $8.3 million for the three months and year ended December 31, 2024, respectively, related to a research and development tax credit recovery project for prior years.

(2) The tax effect on non-GAAP adjustments is calculated based on the global effective tax rates excluding effects of the tax matters noted above.
(3) Represents non-operating losses resulting from fair value adjustments of strategic debt investments.

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS CONTINUED (UNAUDITED)
ADJUSTED EBITDA

	Three Months Ended December 31,				Years Ended December 31,
(dollars in millions)	2025	Percent of Revenue	2024	Percent of Revenue	2025	Percent of Revenue	2024	Percent of Revenue
Net income	$101.6	13.0%	$100.7	16.9%	$247.1	9.1%	$418.3	20.2%
Interest expense, net	9.2		(1.7)		24.7		3.2
Income tax expense (benefit)	38.5		10.6		92.4		(118.1)
Depreciation and amortization	24.5		21.4		90.4		80.8
Stock-based compensation expense(1)	20.2		20.0		62.7		69.3
CFO and CEO transition costs(2)	(0.1)		—		9.3		—
Loss on extinguishment of debt(3)	—		—		123.9		—
Gain on derivative asset(4)	—		—		(12.5)		—
Loss on investments(5)	—		—		7.5		3.8
Adjusted EBITDA	$194.0	24.8%	$151.1	25.3%	$645.5	23.8%	$457.2	22.1%

(1) Includes the reversal of stock-based-compensation expense associated with the departure of the Company's former CFO and CEO totaling $11.7 million for the year ended December 31, 2025.
(2) Represents severance expense related to the departure of the Company's former CFO and CEO.
(3) Relates to the repurchase of a portion of the Company's convertible debt.
(4) Represents the change in fair value of the derivative asset associated with the redemption of our convertible debt.
(5) Represents losses associated with debt and equity investments.

FREE CASH FLOW

	Years Ended December 31,
(in millions)	2025	2024
Net cash provided by operating activities	$569.3	$430.2
Capital expenditures	(191.6)	(124.9)
Free cash flow	$377.7	$305.3

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
REVENUE GUIDANCE RECONCILIATIONS (UNAUDITED)

	Year Ending December 31, 2026
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S.	20% - 22%	—%	20% - 22%
International	27% - 29%	3%	24% - 26%
Total Omnipod Products	22% - 24%	1%	21% - 23%
Drug Delivery	~(50)%	—%	~(50)%
Total	21% - 23%	1%	20% - 22%

	Three Months Ending March 31, 2026
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S.	24% - 26%	—%	24% - 26%
International	48% - 50%	11%	37% - 39%
Total Omnipod Products	30% - 32%	2%	28% - 30%
Drug Delivery	~(80)%	—%	~(80)%
Total	27% - 29%	2%	25% - 27%